Exhibit 99

Name:      TC Group, L.L.C.

Name:      TCG Holdings, L.L.C.

Address:   c/o The Carlyle Group

   1001 Pennsylvania Avenue, N.W., Ste. 220 S.

   Washington, D.C. 20004-2505

Designated Filer:   Carlyle Investment Management L.L.C.

Issuer & Ticker Symbol:  Magellan Midstream Holdings, L.P. (MGG)

Date of Event Requiring Statement:   2/15/2006

SIGNATURES OF REPORTING PERSONS EACH DATED 3/13/2008

TC Group, L.L.C.

By: TCG Holdings, L.L.C., its managing member

By: /s/ Daniel A. D'Aniello

 Name:  Daniel A. D'Aniello

 Title:    Managing Director

TCG HOLDINGS, L.L.C.

By: /s/ Daniel A. D'Aniello

 Name:  Daniel A. D'Aniello

 Title:    Managing Director